UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2023

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities.

As of February 1, 2023, Blackstone Private Credit Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on February 24, 2023) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of February 1, 2023 (number of shares finalized on February 24, 2023)	2,195,948	$54,569,319

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On February 23, 2023, the Board of Trustees of the Fund adopted the Third Amended and Restated Declaration of Trust, which amends the Fund’s previously effective charter to provide an exception to the Fund’s exclusive Delaware jurisdiction clause for claims, suits, actions or proceedings arising out of or relating to federal securities laws.

The Third Amended and Restated Declaration of Trust took immediate effect upon its approval.

The foregoing description is qualified in its entirety by reference to a copy of the Third Amended and Restated Declaration of Trust, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

February 2023 Distributions

On February 24, 2023, the Fund declared regular distributions for each class of its common shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.2100	$0.0000	$0.2100
Class S Common Shares	$0.2100	$0.0176	$0.1924
Class D Common Shares	$0.2100	$0.0052	$0.2048

The distributions for each class of Shares are payable to shareholders of record as of the open of business on February 28, 2023 and will be paid on or about March 29, 2023.

These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Net Asset Value

The net asset value (“NAV”) per share of each class of the Fund as of January 31, 2023, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of January 31, 2023
Class I Common Shares	$24.85
Class S Common Shares	$24.85
Class D Common Shares	$24.85

As of January 31, 2023, the Fund’s aggregate NAV was $23.3 billion, the fair value of its investment portfolio was $48.7 billion, and it had $27.8 billion of debt outstanding (at principal). The average debt-to-equity leverage ratio during January 2023 was approximately 1.16 times. As of January 31, 2023, the Fund had $36.1 billion in committed debt capacity, with 91% in floating rate leverage, of which 76% is secured, and 9% in unsecured fixed rate leverage based on drawn amounts.1 The Fund’s leverage sources are in the form of a corporate revolver (5%), asset-based credit facilities (50%), unsecured bonds (31%), secured short term indebtedness (2%) and collateralized loan obligation (CLO) notes (12%) based on drawn amounts.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $36.5 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	213,067,154	$5.5 billion
Class S Common Shares	288,469,787	$7.4 billion
Class D Common Shares	49,241,392	$1.3 billion
Private Offering:
Class I Common Shares	442,470,731	$11.3 billion
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	993,249,064	$25.4 billion

*	Amounts may not sum due to rounding.

[1]	Certain Notes are treated as floating rate due to interest rate swaps the Fund has entered into to swap fixed notes payments for floating rate payments.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

3.1	Third Amended and Restated Declaration of Trust, dated as of February 23, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: February 24, 2023	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Legal Officer and Secretary